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                                                                    EXHIBIT 10.6

                                ESCROW AGREEMENT

                THIS ESCROW AGREEMENT, dated as of July 10, 2003 (the "Escrow Agreement"), is entered into by and among JP Morgan Chase Bank (the "Lender"), each of the directors and senior officers of Chart Industries, Inc., a Delaware corporation ("Chart"), identified on Exhibit A hereto (the "Directors and Officers") and Christiana Corporate Services, Inc., as Escrow Agent (the "Escrow Agent").

                               W I T N E S S E T H

                WHEREAS, Chart, certain subsidiaries of Chart, JP Morgan Chase Bank, as Administrative Agent (the "Agent"), National City Bank, as Documentation Agent, and the lenders thereunder are parties to that certain Credit Agreement, dated as of April 12, 1999 (as amended and modified from time to time, the "Credit Agreement"), Chart, certain subsidiaries of Chart, the Agent and the lenders thereunder are parties to that certain Series 1 Incremental Revolving Credit Agreement, dated November 29, 2000 (as amended and modified from time to time, the "First Incremental Revolver"), and Chart, certain subsidiaries of Chart, the Agent and the lenders thereunder are parties to that certain Series 2 Incremental Revolving Credit Agreement, dated April 17, 2001 (as amended and modified from time to time, the "Second Incremental Revolver" and, collectively with the Credit Agreement and the First Incremental Revolver, the "Credit Facilities") (the Agent and the lenders under the Credit Facilities hereinafter are referred to collectively as the "Lender Group"); and

                WHEREAS, Chart and certain of Chart's U.S. subsidiaries (collectively, the "Company") intend to commence Chapter 11 bankruptcy cases and file a Chapter 11 plan to effect a financial and capital structure reorganization of the Company, including the restructuring of the obligations under the Credit Facilities (the "Restructuring"); and

                WHEREAS, in connection with the Restructuring, Chart and certain members of the Lender Group have entered into Lockup Agreements (the "Lockup Agreements") and have agreed in the Lockup Agreements and the related Plan Term Sheet, dated April 30, 2003 (the "Term Sheet"), that, among other things, the indemnification and expense advancement and reimbursement obligations in favor of the Directors and Officers contained in the charter and by-laws of Chart currently in effect will remain in effect after the Restructuring and Chart will assume the obligations of Chart under the indemnification agreements currently in effect between Chart and the Directors and Officers (such obligations under the charter, by-laws and indemnification agreements are collectively referred to herein as the "Chart

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Obligations"), and the Lockup Agreements and Term Sheet contemplate that an escrow in the amount of $1,000,000 (the "Escrow Amount") in favor of the Directors and Officers will be established to fund the Chart Obligations and to fund the amounts incurred or to be incurred by any Director or Officer in pursuing claims for coverage under Chart's existing directors and officers liability insurance policies ("Coverage Claim Expenses").

                NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties to this Escrow Agreement hereby agree as follows:

1.      Escrow.

        1.1 Escrow Agent. The Lender and the Directors and Officers hereby appoint the Escrow Agent, and the Escrow Agent agrees to serve, as the escrow agent hereunder for purposes of receiving, holding, investing and disbursing the Escrow Fund (as defined below) in accordance with the terms and conditions hereof.

        1.2 Establishment of Escrow Fund. Concurrently with the execution and delivery of this Escrow Agreement by the parties hereto, the Lender is delivering to the Escrow Agent the Escrow Amount by wire transfer of immediately available funds. As used in this Escrow Agreement, "Escrow Fund" shall mean the Escrow Amount, plus all proceeds and income derived (directly or indirectly) from it, less any disbursements made pursuant to this Escrow Agreement. The Escrow Agent may hold any portion of the Escrow Fund which is not then invested pursuant to Section 1.4 hereof in a non-interest bearing account.

        1.3 Receipt of Escrow Amount. The Escrow Agent hereby acknowledges receipt of the Escrow Amount and agrees to hold, invest and disburse the Escrow Fund in accordance with the terms and conditions set forth herein.

        1.4 Investments. The Escrow Fund shall be invested and re-invested by the Escrow Agent in (a) short-term obligations of the U.S. government, (b) short-term certificates of deposit issued by a bank or trust company having combined capital and surplus of at least $100,000,000 (which may include the Escrow Agent), (c) the SEI Class B Treasury Fund or (d) such other manner as the Lender and the Directors and Officers may agree in writing (a copy of which shall be provided to the Escrow Agent as an investment instruction) and which shall be acceptable to the Escrow Agent. The Escrow Agent shall have the right, from time to time, to liquidate any investments held, in order to provide funds necessary to make required distributions of the Escrow Fund under this Escrow Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of this Escrow Agreement or the instructions of the parties hereto or as a result of any liquidation of

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any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

2.      Delivery of Escrow Fund by Escrow Agent.

                The Escrow Agent shall hold the Escrow Fund in escrow in accordance with the terms of this Escrow Agreement, until authorized hereunder to deliver the same or any portion thereof, as follows:

        2.1     Distribution Date.

                (a) On that date (the "Distribution Date") which is the second business day after the earlier to occur of:

                        (i) the Closing (as defined in the Term Sheet) in which the Chart Obligations are treated in the manner described in the Term Sheet;

                        (ii) the termination of that certain Lockup Agreement between Chart and the Lender, dated April 30, 2003 (the "Lender Lockup Agreement") pursuant to paragraph (vii) thereof, provided, however, that this clause (ii) shall not apply, and the Distribution Date shall not be deemed to have occurred as a result of any such termination, if the Lender is then in breach of any of its obligations under the Lender Lockup Agreement or the Term Sheet;

                        (iii) the first anniversary of the termination of the Lender Lockup Agreement pursuant to paragraph (vii) thereof, provided, however, that this clause (iii) shall not apply, and the Distribution Date shall not be deemed to have occurred on the first anniversary of such termination if any suit, action or proceeding against any of the Directors and Officers is then pending by or before any judicial, regulatory or administrative body, court or authority; and

                        (iv) the final resolution of all suits, actions or proceedings against any of the Directors and Officers that were pending by or before any judicial, regulatory or administrative body, court or authority as of the first anniversary of the termination of the Lender Lockup Agreement pursuant to paragraph (vii) thereof;

the Escrow Agent shall deliver the then remaining Escrow Fund to the Lender, free and clear of any interest of the Directors and Officers and this Escrow Agreement shall terminate at the time of such delivery, unless terminated earlier pursuant to Section 5.1 hereof. Such delivery shall be effected by wire transfer by the Escrow Agent of immediately available funds to an account designated by the Lender.

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Notwithstanding the foregoing, the Escrow Agent shall not have any obligation to deliver the Escrow Fund to the Lender, until the Escrow Agent has received written notice from the parties, in form and substance reasonably satisfactory to the Escrow Agent in its sole discretion, that the events and conditions set forth in Section 2.1(a)(i), Section 2.1(a)(ii), Section 2.1(a)(iii) or Section 2.1(a)(iv), as the case may be, have occurred.

                (b)     In the event that a Distribution Date pursuant to
Section 2.1(a)(ii) hereof occurs and the Escrow Agent has disbursed Escrow Funds to or for the account of the Directors and Officers pursuant to the terms hereof, any Director or Officer to whom Escrow Funds were disbursed, or for whose account Escrow Funds were disbursed, shall promptly pay to the Lender funds in an amount equal to the amount of Escrow Funds paid to or on behalf of such Director or Officer. The obligations of the Directors and Officers pursuant to this Section 2.1(b) shall be several, and not joint, and no Director or Officer shall be responsible for the obligations of any other Director or Officer.

        2.2     Claims.         Upon a reasonable, good faith determination at
any time prior to the Distribution Date by any Director or Officer that there exists (a) a claim for indemnification, reimbursement or advancement of expenses, or other fulfillment of obligations of Chart pursuant to the Chart Obligations which (i) has not been reimbursed, paid or fulfilled by Chart within the period required under the Chart Obligations and (ii) is subject to deductible or retention limitations under, or otherwise is not fully covered by, Chart's insurance policies in force at such time or (b) a claim for reimbursement or advancement of Coverage Claim Expenses (any such claim under (a) or (b) hereinafter being referred to as a "Claim"), such Director or Officer (a "Claiming Director or Officer") shall cause to be delivered to the Lender and the Escrow Agent written notice of such Claim substantially in the form of Exhibit B attached hereto (the "Claim Notice") setting forth, in reasonable detail, the basis of such Claim and the amount of damages or settlement amounts sustained (collectively, "Damages"), and expenses of investigations, judicial, arbitratorial or administrative proceedings or appeals, attorneys' fees and disbursements, and other expenses and disbursements incurred or to be incurred (collectively, "Expenses"), in connection therewith (or a good faith estimate of such amount). Each Claim Notice, other than any Claim Notice for Coverage Claim Expenses, shall include evidence reasonably satisfactory to the Escrow Agent, in its sole discretion, that (A) Chart has not reimbursed, paid or fulfilled such Claim within the period required under the Chart Obligations and (B) such Claim is subject to deductible or retention limitations under, or otherwise is not fully covered by, Chart's insurance policies in force at such time. Upon receipt of such Claim Notice, the Escrow Agent shall set aside a portion of the Escrow Fund equal to the amount of Damages and Expenses set forth in such Claim Notice (together with all similar amounts set aside pursuant to all other such Claim Notices previously delivered by or on behalf of any Claiming Director or Officer, the "Reserve"), provided, however, that the Reserve shall not include any such amounts with respect to which either a Payment (as hereinafter defined) has been made to any Claiming Director or Officer or a Determination (as defined in

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Sections 3.1 and 4.4. hereof) in favor of the Lender has been made (and no amount is payable to the Claiming Director or Officer pursuant to such Determination and the Escrow Agent is notified in writing of such Determination) and, provided, further, that the aggregate amount of all Claims submitted by any Claiming Director or Officer pursuant hereto (the "Claim Amount Limitation") shall not exceed the sum of (x) $200,000, (y) the aggregate of all amounts claimed by such Director or Officer with respect to which a Determination in favor of the Lender has been made (and the Escrow Agent is notified in writing of such Determination), and (z) any amount with respect to which another Director or Officer could submit a Claim (assuming the existence of such Claim) hereunder and for the allocation of which to such Claiming Director or Officer such other Director or Officer consents in a writing delivered to the Escrow Agent (a "Traded Claim Allocation"); and thereafter the Claim Amount Limitation that applies to such consenting Director or Officer shall be reduced by the amount of such Traded Claim Allocation (the "Reduction Amount"), but in no case shall such consenting Director or Officer have any obligation to pay to the Lender any amount of such Traded Claim Allocation under Section 2.1(b). Any amounts set-aside as provided above shall be held in Reserve until the earlier of (i) a Payment of the full amount of the Damages and Expenses set forth in such Claim Notice, (ii) a Determination of such Claim and a Payment, if any, has been made to the Claiming Director or Officer in full satisfaction of such Determination or (iii) the Distribution Date.

        2.3     Payment of Claims.

                (a) Upon receipt by the Escrow Agent of a Claim Notice and a Determination made in accordance with this Escrow Agreement that the Claiming Director or Officer is entitled to some or all of the Damages and Expenses claimed in such Claim Notice (the amount to which the Claiming Director or Officer is entitled being referred to herein as the "Entitlement Amount"), the Claiming Director or Officer shall be entitled, subject to the provisions set forth below, to receive from the Escrow Fund an amount (a "Payment") equal to the lesser of (i) the Entitlement Amount and (ii) the remaining balance of the Escrow Fund.

                (b) Delivery of a Payment to the Claiming Director or Officer shall be effected by wire transfer as soon as reasonably practicable after the Determination by the Escrow Agent of immediately available funds to an account designated in writing by the Claiming Director or Officer.

                (c) If the Lender believes in good faith that (i) the Claiming Director or Officer has not sustained the Damages, or has not incurred and does not reasonably expect to incur the Expenses set forth in any Claim Notice, (ii) the amount of the Damages or Expenses set forth in any Claim Notice is materially incorrect, or (iii) the Claim is not covered by or made in accordance with the provisions of the Chart Obligations and is not for Coverage Claim Expenses, then the Lender may give written notice (a "Claim Dispute Notice") to the Claiming Director or Officer and the Escrow Agent within seven
(7) calendar days, and if such seventh

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calendar day is not a business day, on or before the next succeeding business day, after the receipt of such Claim Notice by the Lender (the "Notice Period"). The Claim Dispute Notice must set forth the reasons for such objection in reasonable detail and a statement of whether or not any portion of the proposed Damages or Expenses is undisputed (and, if undisputed, the undisputed amount thereof (such specified undisputed amount being hereinafter referred to as the "Undisputed Amount")).

                (d) If the Escrow Agent does not receive a Claim Dispute Notice relating to a proposed Payment within the Notice Period, then the Escrow Agent shall deliver to the Claiming Director or Officer (by wire transfer of immediately available funds to an account designated in writing by the Claiming Director or Officer) the Payment, as soon as reasonably practicable after expiration of the Notice Period.

                (e) If the Escrow Agent receives one or more Claim Dispute Notices relating to a Claim within the Notice Period, then the Escrow Agent shall deliver to the Claiming Director or Officer (by wire transfer of immediately available funds to an account designated in writing by the Claiming Director or Officer) the Undisputed Amount, if any, as soon as reasonably practicable after expiration of the Notice Period, to the extent assets in the Escrow Fund are available. To the extent assets in the Escrow Fund are available, the Escrow Agent shall retain in the Reserve an amount equal to the Damages and Expenses specified in the Claim Notice less any such Undisputed Amount distributed to the Claiming Director or Officer (the "Disputed Amount"). Any Disputed Amounts shall be released only in accordance with (i) written instructions to the Escrow Agent signed by the Claiming Director or Officer and the Lender or (ii) a Determination of the Claim to which such Disputed Amount relates, pursuant to Section 4 hereof upon written notice of such Determination being delivered to the Escrow Agent.

                (f) Notwithstanding any other provision hereof to the contrary, the aggregate amount of all Payments made to and received by any Director or Officer pursuant hereto shall not exceed the difference between (i) the sum of (x) $200,000 plus (y) the aggregate amount of all Traded Claim Allocations allocated to such Director or Officer, minus (ii) the aggregate of all Reduction Amounts consented to by such Director or Officer.

        2.4 Claims Submitted to Chart After Distribution Date. If any Claim is asserted as contemplated by Section 2.2 and such Claim does not result in either a Payment of the full amount of Damages or Expenses (subject to Section 2.3(f)) or a Determination of such Claim prior to the Distribution Date, such Claim shall be submitted to Chart by the Claiming Director or Officer after the Distribution Date in accordance with the terms of the Chart Obligations.

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3.      Determination of Claims; Settlement of Disputes.

        3.1 Determination of Claims. The determination of the amount due the Claiming Director or Officer as a result of a Claim asserted pursuant to Section
2.2 (a "Determination"), shall be made as follows: The Claim asserted pursuant to Section 2.2 shall be deemed to have resulted in a Determination in favor of the Claiming Director or Officer in the full amount set forth in the Claim Notice upon expiration of the Notice Period, unless prior thereto the Escrow Agent has received a Claim Dispute Notice.

        3.2 Disputes. Any dispute relating to a Claim which may arise between the Lender and any of the Directors or Officers under this Escrow Agreement shall be settled pursuant to the procedures set forth in Section 4 hereof. The Escrow Agent shall be under no duty to institute or defend any such proceedings, and none of the costs or expenses of any such proceedings shall be borne by the Escrow Agent. If the terms of a settlement of any dispute hereunder increase the duties or liabilities of the Escrow Agent and the Escrow Agent has not participated in such settlement so as to be bound thereby, then such settlement shall be effective as to the Escrow Agent in respect of such increase in its duties or liabilities only upon the Escrow Agent's written consent thereto. Prior to the settlement of any dispute, the Escrow Agent is authorized and directed to retain in its possession, without liability to any party, that portion of the Escrow Fund that the Escrow Agent has been notified in writing is the subject of or involved in the dispute.

4.      Resolution of Disputes.

        4.1 Good Faith Negotiations. Each of the Claiming Directors or Officers and the Lender agrees to use his or its reasonable best efforts to resolve any and all disputes arising under or in connection with the Determination of any Claims by a good faith negotiated resolution between the Claiming Director or Officer and the Lender. Any such resolution shall be evidenced by appropriate instructions in writing to the Escrow Agent signed by the Claiming Director or Officer and the Lender.

        4.2 Submission to Arbitration. Not later than fourteen (14) calendar days after the commencement of good-faith negotiations pursuant to Section 4.1 hereof, if the parties do not agree to a resolution of the dispute, then the matter in dispute shall be submitted for resolution forthwith to binding arbitration in accordance with Section 4.3 hereof.

        4.3 Binding Arbitration. A Claim in dispute hereunder submitted for resolution by arbitration shall be finally settled by arbitration in accordance with the then existing commercial arbitration rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, subject to (a) through (h) below. Neither party shall have the right to appeal any aspect of the arbitrator's award or the ability to

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seek redress in any court of law other than to enforce the award of the arbitrator.

                (a) Upon the request of either the Claiming Director or Officer or the Lender, the arbitration shall be conducted under the expedited rules of the American Arbitration Association for commercial arbitrations.

                (b) The arbitrators shall be three (3) independent arbitrators, with one appointed by the Claiming Director or Officer, the second appointed by the Lender and the two appointees selecting the third arbitrator in accordance with such rules. If either or the Claiming Director or Officer or the Lender fails to select an arbitrator within seven (7) calendar days after notice of such failure from the other party or the American Arbitration Association, then the American Arbitration Association shall appoint such arbitrator. If the two appointees are unable to agree on the third arbitrator, then the American Arbitration Association shall select the same using the foregoing rules and in accordance with the following qualifications. Each arbitrator shall be a competent and reputable individual with experience as a judge, a chief executive officer or chief financial officer and shall have no prior relationship with the Claiming Director or Officer, the Company, the Agent or any member of the Lender Group.

                (c) The arbitration hearing shall be held in Cleveland, Ohio at such date, time and place as established by the Arbitrators.

                (d) The Arbitrators shall have power to rule on their own competency and on the validity of this Escrow Agreement to make reference to arbitration.

                (e) Not later than seven (7) calendar days after the conclusion of the arbitration hearing, but prior to the rendering of any arbitral decision and award, each party may submit to the Arbitrators a written statement of such party's (i) understanding of and view on the parties' respective positions on the Claim and (ii) recommendation as to an appropriate resolution of the Claim and the reasons why it believes such resolution is appropriate. In reaching a decision on any Claim hereunder, the Arbitrators may take into account such statement.

                (f) The parties shall use their reasonable best efforts to cause the Arbitrators to render their arbitral decision and award (a copy of which shall be delivered to the Escrow Agent) and give a written opinion setting forth the basis of their decision, all not later than twenty-one (21) calendar days after the conclusion of the Arbitration.

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                (g)     Each party shall take or cause to be taken all
reasonable action to facilitate the conduct of the arbitration and the rendering of the arbitral award at the earliest possible date.

                (h) The costs of the Arbitration shall be borne and paid by the Lender, or as the Arbitrators otherwise direct. If an award is made by the Arbitrators to the Claiming Director or Officer, then all expenses of the Claiming Officer or Director incurred in connection with the Arbitration, including attorneys' fees and disbursements, will be paid by the Lender.

        4.4 Resolution Is a Determination. The resolution of any disputed Claim pursuant to the provisions of Sections 4.1, 4.2 and 4.3 hereof shall be deemed to be a "Determination" for all other purposes hereof.

5.      General Provisions.

        5.1 Termination. This Escrow Agreement shall continue in force until the final distribution of the Escrow Fund in accordance with the terms hereof, unless earlier terminated by order of a court of competent jurisdiction.

        5.2 Compensation. Upon execution of this Escrow Agreement, the Escrow Agent shall be entitled to compensation for its services hereunder, including the reimbursement of expenses, as set forth on Exhibit C hereto which shall be deducted from the Escrow Fund by the Escrow Agent and paid over to the Escrow Agent when due. In addition, the Escrow Agent shall be reimbursed for all reasonable out-of-pocket expenses, disbursements and advancements, including attorneys' fees, incurred or made by it in connection with resolution of any disputes arising under this Escrow Agreement, which shall be deducted from the Escrow Fund by the Escrow Agent and paid over to the Escrow Agent when due.

        5.3 Expenses. Except as otherwise expressly provided herein, each of the Directors and Officers and the Lender shall be responsible for its own expenses incurred in connection with any Determination of Claims pursuant to
Section 4 or, subject to Section 5.2 hereof, any other provision of this Escrow Agreement.

        5.4     Taxes.

                (a) All income earned with respect to the Escrow Fund shall be for the account of the Lender, and all federal, state and local income taxes imposed with respect to the escrow earnings shall be paid by the Lender. Concurrently with the execution and delivery of this Escrow Agreement, the Tax Identification Number (TIN) as assigned by the Internal Revenue Service for the Lender is being provided to the Escrow Agent and a fully executed Internal Revenue Service form W-9 is being delivered to the Escrow Agent by the Lender. The Escrow Agent shall not have any responsibility pursuant to this Escrow Agreement for tax reporting to any federal, state or local governmental authority.

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                (b)     Each of the Directors and Officers, the Lender and the
Escrow Agent shall report the transactions contemplated by this Escrow Agreement and any other ancillary agreements to which they are a party for all purposes consistent with this Section 5.4.

        5.5     Transfer Instructions.

                (a) In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the appropriate Directors and Officers designated on Exhibit A hereto or person or persons designated by the Lender on Exhibit D hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

                (b) It is understood that the Escrow Agent, the Directors and Officers' banks and the Lender in any funds transfer may rely solely upon any account numbers or similar identifying number provided by any of the Directors and Officers to identify (i) such Director or Officer, (ii) such Director or Officers' bank, or (iii) an intermediary bank and by the Lender to identify (x) the Lender, (y) the Lender's bank, if any, or (z) an intermediary bank. The Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the appropriate Director or Officer or the Lender being paid, or the transfer of funds to a bank other than the bank of the appropriate Director or Officer or the Lender, the Lender's bank, if any, or an intermediary bank designated.

                (c) The Escrow Agent shall not incur any liability for following the instructions herein contained or expressly provided for, or written instructions given by the parties hereto.

        5.6 Obligations of Escrow Agent. The obligations of the Escrow Agent under this Escrow Agreement are subject to the following terms and conditions:

                (a) The Escrow Agent is not a party to and is not bound by any agreement relating to the subject matter hereof other than this Escrow Agreement.

                (b) The Escrow Agent acts hereunder as a depository only and is not responsible for or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any funds, documents or other materials deposited with it. Each of the parties hereto agrees to and hereby does waive any suit, claim, demand or cause of action of any kind which they may have or may assert against the Escrow Agent arising out of or relating to the execution or performance by the Escrow Agent of this Escrow Agreement, unless such suit, claim, demand or cause of action is based upon the willful misconduct, gross negligence or bad faith of the Escrow Agent or any of its officers, employees or agents.

                (c) The Escrow Agent shall not have any responsibility for the genuineness or validity of any notice, instruction, evidence or other document or item delivered to it, and the Escrow Agent shall be entitled to rely upon and shall be protected in acting or refraining from acting upon any written notice, instruction, waiver, consent, receipt or other evidence or paper document which the Escrow Agent reasonably believes to be genuine and to be signed by the proper person. The Escrow Agent shall not have any responsibility to solicit funds for deposit pursuant to this Escrow Agreement.

                (d) The Escrow Agent shall not be liable for any error of judgment or for any acts done or steps taken or omitted by it or for any mistake of facts or law or for anything which the Escrow Agent may do or refrain from doing in connection herewith except for the Escrow Agent's own willful misconduct, gross negligence or bad faith or that of its officers, employees or agents.

                (e) As to any legal questions arising in connection with the administration of this Escrow Agreement, the Escrow Agent may rely absolutely upon the advice or opinions given to it by its counsel (provided such counsel is not also counsel to any other party hereto in connection with the subject matter hereof) and shall be free of liability for acting in reliance on such advice or opinions. In the administration of the Escrow Funds pursuant to this Escrow Agreement, the Escrow Agent may execute any of its powers and perform its duties hereunder directly or through its officers, employees, agents or representatives (including, without limitation, accountants and attorneys). The Escrow Agent shall not be responsible for any misconduct or negligence on the part of any representative appointed by it with due care.

                (f) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder, is unable to decide between alternative courses of action permitted or required by the terms of hereof or shall receive instructions, Claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement or any instructions, Claims or demands received from any party hereto, the Escrow Agent
(i) may request written instructions from the parties hereto as to the course of action to be adopted, (ii) shall be entitled to refrain from taking any action until it shall be directed otherwise in writing by all of the parties hereto or by a final order or judgment of a court of competent jurisdiction, and (iii) shall have no liability for failing to take any action or for taking any action pursuant to Section 5.6(f)(ii). In the event that the foregoing occurs, the Escrow Agent's sole obligation prior to receiving direction as set forth in
Section 5.6(f)(ii) shall be to keep safely all property held in escrow.

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                (g)     The Escrow Agent shall never be required to use or
advance its own funds or otherwise incur personal financial liability in its performance of its duties or the exercise of any of its rights and powers hereunder.

                (h) The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Escrow Agreement, and no other or further duties or responsibilities shall be implied. The Escrow Agent shall not have any liability under, nor duty to inquire into the terms and provisions of, any agreement, documents or instructions, other than as expressly provided in the Escrow Agreement.

                (i) The Lender agrees to indemnify and hold harmless the Escrow Agent and its officers, directors, employees and agents from any costs, damages, expenses or claims, including attorneys' fees, which the Escrow Agent or its officers, directors, employees or agents may incur or sustain as a result of or arising out of this Escrow Agreement or the Escrow Agent's duties relating thereto. Anything in this Escrow Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits). The Lender acknowledges that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Escrow Agreement.

                (j) Notwithstanding any other provision hereof to the contrary, the Escrow Agent may, from time to time, deduct from the Escrow Fund and pay over to itself any amounts owed to the Escrow Agent hereunder which have not otherwise been timely paid to the Escrow Agent pursuant to the provisions of this Escrow Agreement.

        5.7     Successor Escrow Agent.

                (a) The parties hereto agree that the Lender and the Directors and Officers may, by mutual agreement among all of them at any time, remove the Escrow Agent as escrow agent hereunder, and substitute another therefor. In such event, the Escrow Agent shall, upon receipt of written notice of such removal, account for and deliver to such substituted escrow agent the Escrow Fund after deducting payment to itself for all monies owing to it in accordance with the terms hereof and the Escrow Agent shall thereafter be discharged of all duties and liabilities hereunder.

                (b) The parties hereto agree that the Escrow Agent may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to the Lender and each Director and Officer, which shall specify a date (not less than thirty (30) days following the date of such notice) when such resignation shall take effect. Upon such notice, a successor escrow agent shall be selected by the Lender and the Directors and Officers, such successor escrow agent to become the Escrow Agent hereunder upon the resignation date specified in such notice and the Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Funds (after deducting payment to itself for all monies owed to it in accordance with the terms of this Escrow Agreement) and the Escrow Agent shall thereafter be discharged of all duties and liabilities hereunder. If the Lender and the Directors and Officers are unable to agree upon a successor escrow agent within fifteen (15) calendar days after the date of such notice or the agreed upon successor escrow agent has refused to accept such appointment, the Escrow Agent shall be entitled to (i) appoint its successor, which shall be a state or national bank or trust company having combined capital and surplus of at least $100,000,000, or (ii) petition any court of competent jurisdiction for the appointment of its successor. The Escrow Agent shall continue to serve hereunder until its successor accepts the escrow and acknowledges receipt of the Escrow Funds.

        5.8 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telecopied (provided that the telecopy is promptly confirmed by electronic confirmation of the receipt thereof) or, if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service) to a party at the address set forth below, or such other address as may be designated in writing hereafter in the same manner as follows, except with respect to the Escrow Agent as to which notices and other communications shall be deemed to have been given on the date received by the Escrow Agent:

                (a)     If to the Lender, to:

                        JP Morgan Chase Bank
                        270 Park Avenue
                        20th Floor
                        New York NY  10017
                        Attention: Roger Odell
                        Facsimile: (212) 270-0506

                        with a copy (which shall not constitute notice) to:

                        Millbank, Tweed, Hadley & McCloy LLP
                        601 South Figueroa Street
                        Los Angeles, CA  90017
                        Attention: Neil Wertlieb
                        Facsimile: (213) 629-5063

                (b)     If to the Escrow Agent, to:

                        Christiana Corporate Services, Inc.
                        1314 King Street
                        P.O. Box 957
                        Wilmington, DE 19899-0957
                        Attention: James M. Young
                        Facsimile: 302-421-9015

                (c) If to any Director or Officer, to such Director or Officer at the address set forth on Exhibit A hereto.

        5.9     Assignment.

                (a) This Escrow Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. If any Director of Officer should die while any amounts would still be payable to him hereunder, all such amounts shall be paid in accordance with the terms of this Escrow Agreement to his spouse, or if his spouse does not survive him, to his estate.

                (b) Notwithstanding the foregoing, any entity into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any entity to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

        5.10 Governing Law. This Escrow Agreement and any claim related directly or indirectly to this Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The parties hereby consent to the non-exclusive jurisdiction of the courts of the State of Delaware and service of process by mail to the addresses specified by Section 5.8 hereof.

        5.11 Amendment. Subject to applicable law, this Escrow Agreement may be amended, modified and supplemented by written agreement of each of the parties hereto with respect to any of the terms contained herein.

        5.12 Counterparts; Execution. This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces and will be binding upon such party.

        5.13 Waiver. Each party to this Escrow Agreement shall have the right to waive, in writing, any condition or term of this Escrow Agreement which is for the benefit of such party. No waiver of any condition or term hereunder by any party hereto shall operate as a continuing waiver of any condition or term under this Escrow Agreement.

        5.14 Severability. If any provision or clause in this Escrow Agreement or application thereof to any person or circumstances is held invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Escrow Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end the provisions of this Escrow Agreement are declared to be severable.

        5.15 Force Majeure. In the event that any party to this Escrow Agreement is unable to perform its obligations under the terms of this Escrow Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such party shall not be liable for damages to the other parties for any unforeseeable damages resulting from such failure to perform. Performance under this Escrow Agreement shall resume when and to the extent the affected party is able to perform such party's duties.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed and delivered as of the day and year first above written.

                                        JP MORGAN CHASE BANK

                                        By: /s/ Roger A. Odell
                                           -------------------------------------
                                           Name: Roger A. Odell
                                           Title: Managing Director


                                        CHRISTIANA CORPORATE SERVICES, INC.,
                                        as Escrow Agent

                                        By: /s/ James M. Young
                                           -------------------------------------
                                           Name: James M. Young
                                           Title: Assistant Vice President

                                           /s/ Arthur S. Holmes
                                           -------------------------------------
                                           Arthur S. Holmes

                                           /s/ Thomas F. McKee
                                           -------------------------------------
                                           Thomas F. McKee

                                           /s/ Lazzaro G. Modigliani
                                           -------------------------------------
                                           Lazzaro G. Modigliani

                                           /s/ Robert G. Turner, Jr.
                                           -------------------------------------
                                           Robert G. Turner, Jr.

                                           /s/ Michael F. Biehl
                                           -------------------------------------
                                           Michael F. Biehl